UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 3, 2020, Horizon Therapeutics Investment Limited (the “Issuer”), a wholly-owned subsidiary of Horizon Therapeutics Public Limited Company (the “Company”), issued a notice of redemption (the “Redemption Notice”) for all of its outstanding 2.50% Exchangeable Senior Notes due 2022 (the “Notes”), which were issued pursuant to an Indenture dated as of March 13, 2015 (the “Indenture”), between the Issuer, the Company and U.S. Bank National Association, as Trustee. Pursuant to the Redemption Notice, on August 3, 2020 (the “Redemption Date”), the Issuer will redeem any Notes that have not been exchanged prior to such date at a redemption price in cash equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest, if any.

The Notes called for redemption may be exchanged by holders at any time before 5:00 p.m. (New York City time) on July 30, 2020 (the “Exchange Deadline Date”). Each $1,000 principal amount of the Notes is exchangeable into 34.8979 ordinary shares of the Company, plus cash in lieu of fractional shares, subject to adjustment under certain circumstances as set forth in the Indenture. The Issuer has elected to settle any exchanges occurring after the date of the Redemption Notice and prior to the Exchange Deadline Date by delivering ordinary shares of the Company (physical settlement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2020	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer